Pricing Supplement No. 9           Dated 6/9/1999          Rule 424(b)(3)
(To Prospectus dated September 15, 1998 and             File No. 333-63049
Prospectus Supplement dated December 7, 1998)         CUSIP No. 78355H HM4




$200,000,000

RYDER SYSTEM, INC.

Medium-Term Notes, Series 15
(Registered Notes-Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:                   $25,000,000

Issue Price:                        100

Issue Date:                         6/14/1999

Maturity Date:                      6/17/2002

Interest Rate:                      6.88%

Form:    [X] Book Entry             [ ] Certificated

Redemption:       [X]     The Notes cannot be redeemed prior to maturity.
                  [ ]     The Notes may be redeemed prior to maturity.

         Terms of Redemption:

Repayment at option of holder:   [X]  The holder has no option to
                                      elect repayment of the
                                      Notes prior to maturity.

                                 [ ]  The Notes are repayable
                                      prior to maturity at the
                                      option of holder.

         Terms of Repayment:

Discount note:    [ ] Yes  [X] No

         Total Amount of OID:           -

         Yield to Maturity:             -

         Initial Accrual Period OID:    -

Name of Agent and Agent's Discount or Commission:

          JP Morgan                     $35,000
          Morgan Stanley                $17,500
          Merrill Lynch                 $17,500
          Salomon Bros.                 $17,500
               Total                    $87,500

Additional Terms: